As filed with the Securities and Exchange Commission on April 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oscient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Philippe M. Maitre

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Joseph D. Vittiglio, Esq. Oscient Pharmaceuticals Corporation 100 Winter Street, Suite 2200 Waltham, MA 02451 (781) 398-2300	Patrick O’Brien, Esq. Ropes & Gray LLP One International Place Boston, MA 02110 (617) 951-7000	Danielle Carbone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000	Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 508-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (Securities Act), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-141309

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
3.50% Convertible Senior Notes due 2011	$10,000,000	$10,000,000	$307.00
Common Stock, $0.10 par value per share(1)	80,000	$1,080,000	$33.16
Total Registration Fee			$340.16

(1)

The shares of common stock that are being registered include 80,000 shares that could be issued if the Registrant elects under the terms of the new notes to make payments of additional interest in common shares instead of cash. Also includes an indeterminate number of shares of common stock issuable upon conversion of the new notes registered hereby, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Incorporation of Certain Information By Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional $10,000,000 aggregate principal amount of 3.50% Convertible Senior Notes due 2011 (the “New Notes”) of Oscient Pharmaceuticals Corporation, a Massachusetts corporation (the “Company”) and the shares of the Company’s Common Stock, par value $.10 per share, issuable upon conversion of or in connection with such New Notes. The contents of the Registration Statement on Form S-1 (No. 333-141309), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 15, 2007, as amended by Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on March 29, 2007, and Amendment No. 2 to Registration Statement on Form S-1 filed with the Commission on April 18, 2007, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

All exhibits filed with or incorporated by reference in Registration Statement No. 333-141309 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on April 25, 2007.

OSCIENT PHARMACEUTICALS CORPORATION

/S/ STEVEN M. RAUSCHER
Name:	Steven M. Rauscher
Title:	Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. RAUSCHER Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	April 25, 2007

/s/ PHILIPPE M. MAITRE Philippe M. Maitre	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2007

* David K. Stone	Director and Chairman of the Board	April 25, 2007

* Gregory B. Brown	Director	April 25, 2007

* Walter Flamenbaum	Director	April 25, 2007

* Robert J. Hennessey	Director	April 25, 2007

* William R. Mattson	Director	April 25, 2007

* Gary Patou	Director	April 25, 2007

* William S. Reardon	Director	April 25, 2007

* Norbert G. Riedel	Director	April 25, 2007

* John E. Voris	Director	April 25, 2007

*By:	/s/ PHILIPPE M. MAITRE
Philippe M. Maitre
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)